Exhibit 99

                           Press Release

                               Dated

                         October 23, 1996

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                    JACKSONVILLE BANCORP, INC.

                           PRESS RELEASE


RELEASE DATE:  October 23, 1996

CONTACT:       Charles Broadway
               Chief Executive Officer

        JACKSONVILLE BANCORP, INC. ANNOUNCES INITIATION OF
       OPEN-MARKET STOCK PURCHASES TO FUND RECOGNITION PLAN

     JACKSONVILLE, TEXAS -- (NASDAQ: JXVL). Jacksonville Bancorp, Inc. (the "Company") announced today that it intends to initiate purchases in the open-market to fund the Company's Recognition Plan (the "Recognition Plan"). The Company intends to purchase from time to time up to 64,736 shares of the common stock of the Company. The Company's stockholders approved the Recognition Plan today at a Special Meeting of Stockholders.

     At June 30, 1996, the Company had $217.7 million of total consolidated assets, $182.1 million of total consolidated liabilities and $35.6 million of total stockholders' equity. Jacksonville Bancorp, Inc., and its subsidiaries conducts business from its main office located in Jacksonville, Texas and five full-service branch offices located in surrounding communities.